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                                                                   Exhibit 21.1

                           iGate Capital Corporation
                       List of Parents and Subsidiaries
                            As of December 31, 2000

                                                          Jurisdiction of
                                                           Incorporation
                                                          or Organization
                                                       ----------------------

Registrant:
iGate Capital Corporation                              Pennsylvania

Subsidiaries:
Mastech Canada, Inc.                                   Canada
iGate Holding Corporation                              Delaware
    Mastech Systems Corporation                        Pennsylvania
        iGate Capital Management, Inc.                 Pennsylvania
        ENS, Inc.                                      Georgia
        Symphoni Holdings, Inc.                        Delaware
            Symphoni Interactive, LLC                  Delaware
        itiliti, Inc.                                  Pennsylvania
        Synerge Holdings, Inc.                         Delaware
        Direct Resources (Scotland) Ltd.               United Kingdom
        RedBrigade, Ltd.                               United Kingdom
            RedBrigade (Holdings) Ltd.                 United Kingdom
                RedBrigade Europe Ltd.                 United Kingdom
                RedBrigade, Inc.                       Pennsylvania
                    RedBrigade (UK) Ltd.               United Kingdom
                    RedBrigade Finland Oy              Finland
                    RedBrigade SA Proprietary Ltd.     South Africa
                    RedBrigade SW AB                   Sweden
                    RedBrigade Ire Ltd.                Ireland
        Mascot Systems Ltd.                            India
        Jobcurry Systems, Private Ltd.                 India
        Mastech Systems GmbH                           Germany
        eJiva, Inc                                     Pennsylvania
        Mastech Malaysia Sdn. Bhd.                     Malaysia
        Emplifi, Inc.                                  Pennsylvania
            Global Financial Services of Nevada, Inc.  Nevada
        Mastech Application Services, Inc.             Pennsylvania
            Mastech Trademark Systems, Inc.            Delaware
        Mastech Asia Pacific Pty. Ltd.                 Australia
            MC Computer Services Pty. Ltd.             Australia
            Mastech Asia Pacific (NT) Pty. Ltd.        Australia
        Chen & McGinley, Inc.                          California
        MobileHelix, Inc.                              Georgia
    iGate Ventures Holding Corporation                 Delaware
        iGate Management, Inc.                         Pennsylvania
        iGate Ventures, Inc.                           Delaware
             Highgate Venture Management I, LLC        Delaware
             Highgate Venture Partners I, L.P.         Delaware
             Highgate Ventures I, L.P.                 Delaware
    Mastech Quantum Information Resources Ltd.         Canada
        Quantum Group, Inc.                            Delaware
            Quantum Information Resources, Inc.        New York
    Innovative Resource Group, Inc.                    Pennsylvania